                                                                   Exhibit 99.1

Name and Address of Reporting Person:                  Leslie H. Wexner
                                                       c/o L Brands, Inc.
                                                       Three Limited Parkway
                                                       Columbus, OH 43216

Issuer Name and Ticker or Trading Symbol:              L Brands, Inc. (LB)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                       3/30/2017

                      Amount of
                      Securities
                     Beneficially
                        Owned          Ownership
                      Following          Form:
                       Reported      Direct (D) or        Nature of Indirect
Title of Security    Transaction(s)   Indirect (I)       Beneficial Ownership
-----------------   ---------------   -----------        --------------------
Common Stock          16,460,024         D/I(2)        (2)

Common Stock          11,148,401         D/I(1)        (1)

Common Stock             127,567         I(4)          The Linden East Trust

Common Stock           8,992,886         I(3)          The Linden West Trust

Common Stock           4,892,608         I(3)          Wexner Personal Holdings
                                                       Corporation

Common Stock             191,515         I(4)          The Beech Trust

Common Stock           1,901,715(5)      I(3)          Held in L Brands, Inc.
                                                       Savings and Retirement
                                                       Plan for Leslie
                                                       H. Wexner's account
See Notes on next page.

Name and Address of Reporting Person:                  Leslie H. Wexner
                                                       c/o L Brands, Inc.
                                                       Three Limited Parkway
                                                       Columbus,OH 43216

Issuer Name and Ticker or Trading Symbol:              L Brands, Inc. (LB)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                       3/30/2017

Notes
-----
(1)  Owned by Abigail S. Wexner ("Mrs. Wexner") directly. Owned by Leslie H.
     Wexner ("Mr. Wexner") indirectly, through Mrs. Wexner.

(2)  Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr.
     Wexner.

(3)  Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through
     Mr. Wexner.

(4)  Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through
     Mrs. Wexner.

(5)  Based on account balance as of March 31, 2017. The Savings and Retirement
     Plan is a "qualified plan" within the meaning of Rule 16b-3.

Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

This Form does not report the shares of Common Stock owned by The Wexner Family
Charitable Fund (for which each of Mr. and Mrs. Wexner serve as a director)
because Mr. and Mrs. Wexner do not have a pecuniary interest in such shares, as the charitable fund is a tax exempt organization pursuant to IRC Section
501(c)(3).

                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                                   Abigail S. Wexner

Address of Joint Filer:                                c/o L Brands, Inc.
                                                       Three Limited Parkway
                                                       Columbus, OH 43216

Relationship of Joint Filer to Issuer:                 Director

Issuer Name and Ticker or Trading Symbol:              L Brands, Inc. (LB)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                       3/30/2017

Designated Filer:                                      Leslie H. Wexner

Signature:

/s/ Abigail S. Wexner
----------------------------------------
Abigail S. Wexner

April 3, 2017
-------------
Date